UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ		07310
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On March 30, 2012, Verisk Analytics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) disclosing that the Company completed its acquisition of MediConnect Global, Inc. (“MediConnect”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated March 23, 2012 by and among the Company, its wholly-owned indirect subsidiary MI6 Acquisition, Inc. (“Merger Sub”), MediConnect and MCG Securityholders Representative, LLC, as the securityholders’ representative.

Item 9.01(a) and (b) of the Initial Form 8-K did not include the historical financial statements of MediConnect or the unaudited pro forma information of the Company and instead contained an undertaking to subsequently file the historical financial statements of MediConnect and furnish the unaudited consolidated pro forma information of the Company. On May 31, 2012, the Company filed a Current Report on Form 8-K/A (the “Amended Form 8-K”) to amend Item 9.01 of the Initial Form 8-K by including (i) the audited consolidated financial statements of MediConnect for the years ended March 31, 2011 and 2010, (ii) the unaudited reviewed consolidated financial statements of MediConnect for the period ended December 31, 2011 and (iii) the unaudited pro forma condensed consolidated financial statements of the Company for the year ended December 31, 2011. In the Amended Form 8-K, the Company inadvertently omitted the filing of the unaudited consolidated financial statements of MediConnect for the period ended December 31, 2010.

The Company hereby further amends and supplements the Initial Form 8-K by filing this Current Report on Form 8-K/A to include the unaudited consolidated financial statements of MediConnect for the period ended December 31, 2010.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The following financial statements of MediConnect Global, Inc. are filed as an exhibit hereto:

99.4	Unaudited consolidated financial statements of MediConnect Global, Inc. for the period ended December 31, 2010

(d) Exhibits

Exhibit No.	Description
99.4	Unaudited consolidated financial statements of MediConnect Global, Inc. for the period ended December 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: September 13, 2012	By:	/s/ Kenneth E. Thompson
Name: Kenneth E. Thompson
Title: Executive Vice President, General Counsel and Corporate Secretary